Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Dividend Advantage
Municipal Fund 2
811-10253

The annual meeting of shareholders was held in the offices of Nuveen Investments on January 10, 2014; at this meeting the shareholders were asked to vote on the election of Board Members and on the approval of an Agreement and Plan of Reorganization into NAN. The meeting was subsequently adjourned to February 7, 2014 and March 7, 2014.

Final voting results for March 7, 2014 are as follows:

<c>Common
and Preferred
shares voting
together as a
class
Preferred Shares

To approve an Agreement and Plan of
Reorganization.


   For
            5,223,176
         1,958,857
   Against
               343,200
              58,918
   Abstain
                 93,807
              18,000
   Broker Non-Votes
            4,126,391
         1,632,513
      Total
            9,786,574
         3,668,288




Proxy materials are herein
incorporated by reference
to the SEC filing on November
27, 2013, under
Form 497, accession number
0001193125-13-455314



A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014, subsequently adjourned to August 15 and September
15, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect
Board Members.

Voting results are as follows:

<c> Common and
Preferred shares voting
together as a class
To approve a new investment management
agreement

   For
                    3,305,437
   Against
                       211,298
   Abstain
                       188,357
   Broker Non-Votes
                    1,240,476
      Total
                    4,945,568


To approve a new sub-advisory agreement.


   For
                    3,281,813
   Against
                       220,127
   Abstain
                       203,152
   Broker Non-Votes
                    1,240,476
      Total
                    4,945,568



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236554.